UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities and Exchange Act of 1934

Date of report (Date of earliest event reported): May 3, 2007

EASTMAN CHEMICAL COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12626	62-1539359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Wilcox Drive, Kingsport, TN	37660
(Address of Principal Executive Offices)	(Zip Code)

(423) 229-2000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e). Compensatory Arrangements of Certain Officers

At the 2007 Annual Meeting of Stockholders held on May 3, 2007, the stockholders of Eastman Chemical Company (the “Company”) approved the 2007 Omnibus Long-Term Compensation Plan (the “2007 Plan).  Employees and officers selected by the Compensation and Management Development Committee, and non-employee directors selected by the Nominating and Corporate Governance Committee, of the Company’s Board of Directors are eligible to participate in the 2007 Plan, including our principal executive officer, principal financial officer and our other named executive officers. A total of 4,100,000 shares of the Company’s common stock are reserved and available for issuance pursuant to awards granted under the 2007 Plan.  A description of the material terms of the 2007 Plan was included in the Company’s Definitive Proxy Statement on Schedule 14A (File No. 001-12626) as filed with the Securities and Exchange Commission on March 28, 2007.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.01
Eastman Chemical Company 2007 Omnibus Long-Term Compensation Plan (incorporated herein by reference to Appendix A of the Registrant’s Definitive Proxy Statement on Schedule 14A (File No. 001-12626 filed with the Securities and Exchange Commission on March 28, 2007).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EASTMAN CHEMICAL COMPANY

By:
/s/  Curtis E. Espeland
Vice President and Chief Accounting Officer

Date: May 4, 2007